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NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  March 9, 2006

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Files for Extension of 10-K Filing Date

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/NMS PETD) today announced that it will file an extension notification with the SEC for its Annual Report on Form 10-K for the year ended December 31, 2005 until March 31, 2006 to allow it additional time to complete the preparation of its consolidated financial statements and the work required to complete management's assessment of internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley and the rules of the Public Company Accounting Oversight Board.  This extension is due, in part, to the additional work required to complete the recently filed restatement of its 2004 consolidated financial statements on Form 10-K/A and the 2005 first quarter consolidated financial statements on Form 10-Q/A, and the subsequent filing of its second and third quarter of 2005 Form 10-Q's, the last of which was completed January 12, 2006.  By extending the filing, the Company expects to be able to file its complete Annual Report on Form 10-K by March 31, 2006.  The Company will issue a Earnings Press Release and schedule its Earnings Conference Call at the time of the filing of the 10-K.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597